Exhibit 99.1

FOR IMMEDIATE RELEASE

21ST CENTURY FOX ANNOUNCES COMPLETION OF DISTRIBUTION IN

CONNECTION WITH DISNEY ACQUISITION

NEW YORK, New York, March 19, 2019 – Twenty-First Century Fox, Inc. (“21CF”) (NASDAQ: TFCFA, TFCF) announced that it has today completed the distribution of all issued and outstanding shares of Fox Corporation (“FOX”) common stock to 21CF stockholders (other than holders of the shares held by subsidiaries of 21CF) on a pro rata basis (the “Distribution”). 21CF and FOX are now each a standalone, publicly traded company. FOX Class A common stock and FOX Class B common stock are now listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbols “FOXA” and “FOX,” respectively. 21CF Class A common stock and 21CF Class B common stock, which were formerly listed on Nasdaq under the symbols “FOXA” and “FOX,” respectively, are now listed on Nasdaq under the symbols “TFCFA” and “TFCF,” respectively.

The Walt Disney Company’s (“Disney”) acquisition of 21CF will become effective at 12:02 a.m. Eastern Time tomorrow, March 20, 2019.

Cautionary Notes on Forward Looking Statements

This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all, are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to: (i) the risk that the anticipated tax treatment of the transaction is not obtained, (ii) an increase or decrease in the anticipated transaction taxes (including due to any changes to tax legislation and its impact on tax rates (and the timing of the effectiveness of any such changes)) to be paid in connection with the separation prior to the closing of the transactions could cause an adjustment to the number of shares of TWDC Holdco 613 Corp. (“New Disney”), a new holding company that will become a parent of both Disney and 21CF, and the cash amount to be paid to holders of 21CF’s common stock, (iii) potential litigation relating to the proposed transaction that could be instituted against 21CF, Disney or their respective directors, (iv) potential adverse reactions or changes to business relationships resulting from the completion of the transactions, (v) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (vi) negative effects of the consummation of the transaction on the market price of 21CF’s common stock, Disney’s common stock and/or New Disney’s common stock, (vii) risks relating to the value of the New Disney shares to be issued in the transaction and uncertainty as to the long-term value of New Disney’s common stock, (viii) the potential impact of unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of New Disney’s operations after the consummation of the transaction and on the other conditions to the completion of the Acquisition, (ix) the risks and costs associated with, and the ability of New Disney to, integrate the businesses successfully and to achieve anticipated synergies, (x) the risk that disruptions from the proposed transaction will harm 21CF’s or Disney’s business, including current plans and operations, (xi) the ability of 21CF or Disney to retain and hire key personnel, (xii) adverse legal and regulatory developments or determinations or adverse changes in, or interpretations of, U.S., Australian or other foreign laws, rules or regulations, including tax laws, rules and regulations, that could delay or prevent completion of the proposed transactions or cause the terms of the proposed transactions to be modified, (xiii) as well as management’s response to any of the aforementioned factors.

These risks, as well as other risks associated with the proposed transactions, are more fully discussed in the updated joint proxy statement/prospectus included in the registration statement on Form S-4 of New Disney that was filed in connection with the transaction. While the list of factors presented here and in the updated joint proxy statement/prospectus included in the Form S-4 are considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on 21CF’s, Disney’s or New Disney’s consolidated financial condition, results of operations, credit rating or liquidity. Neither 21CF, Disney nor New Disney assume any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Media Contacts:

21st Century Fox:

Nathaniel Brown

nbrown@21cf.com

(212) 852-7746

Investor Contacts:

21st Century Fox:

Reed Nolte

rnolte@21cf.com

(212) 852-7092

Mike Petrie

mpetrie@21cf.com

(212) 852-7130